UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2024, the Company received notification (the “Acceptance Letter”) from the NYSE American LLC (the “NYSE American”) that the Company’s previously-submitted plan to regain compliance with the NYSE American’s listing standards (the “Plan”) was accepted. In the Acceptance Letter, the NYSE American granted the Company until October 23, 2025 (the “Plan Period”) to regain compliance with the continued listing standards.

As previously disclosed, on April 23, 2024, the Company received a deficiency letter from the NYSE American indicating that the Company was not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide (the “Company Guide”).

During the Plan Period, the Company will be subject to periodic review by the NYSE American on its progress with the goals and initiatives outlined in the Plan. The Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide during the Plan Period. If the Company does not regain compliance with the NYSE American listing standards by October 25, 2025, or if the Company does not make sufficient progress consistent with the Plan during the Plan Period, then NYSE American may initiate delisting proceedings.

The Acceptance Letter has no immediate impact on the listing of the Company’s shares of common stock, par value $0.0001 per share, which will continue to be listed and traded on the NYSE American during the Plan Period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Acceptance Letter does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (“SEC”).

The Company can provide no assurances that it will be able to make progress with respect to the Plan that the NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(i), (ii) and (iii) of the Company Guide on or before the expiration of the Plan Period, or that developments and events occurring subsequent to the Company’s formulation of the Plan or its acceptance by the NYSE American will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(i), (ii) and (iii) of the Company Guide on or before the expiration of the Plan Period or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

Item 8.01 Other Events.

On July 18, 2024, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American (including submission of the Plan) and its ability to do so. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the other factors, described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2024	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer